SILVER RAMONA MINING COMPANY
(A Development Stage Company)

 FINANCIAL STATEMENTS

September 30, 1997 and December 31, 1996

C O N T E N T S


Independent Auditors' Report  3

Balance Sheets  4

Statements of Operations  5

Statements of Stockholders' Equity (Deficit)  6

Statements of Cash Flows  7

Notes to the Financial Statements  9

INDEPENDENT AUDITORS' REPORT




The Board of Directors
Silver Ramona Mining Company
Osburn, Idaho


The accompanying balance sheet of Silver Ramona Mining Company (a development stage company) as of September 30, 1997 and the related statements of operations, stockholders' equity and cash flows for the three months and nine months ended September 30, 1997 and 1996 and from inception on May 25, 1967 through September 30, 1997 were not audited by us and, accordingly, we do not express an opinion on them. The accompanying balance sheet as of December 31, 1996 was audited by us and we expressed an unqualified opinion on it in our report dated January 30, 1997.




Jones, Jensen & Company
October 28, 1997
/* WordPerfect WARNING - No Equivalent EDGAR Representation */
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The accompanying notes are an integral part of these financial statements


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SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Balance Sheets


ASSETS

                         September 30,                December 31,
                         1997                          1996
                         (Unaudited)
CURRENT ASSETS

  Cash                    $     -               $     -

     TOTAL  ASSETS        $     -               $     -


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

  Accounts payable                    $     8,459          $     3,959

     Total Current Liabilities              8,459                3,959

STOCKHOLDERS' EQUITY

  Common stock $0.10 par value;
   authorized 3,000,000 shares; 1,907,984
   shares issued and outstanding
                                          190,798               190,798
  Additional paid-in capital (deficit)    (84,004)               (85,400)
  Deficit accumulated during the
   development stage                     (115,253)             (109,357)

  Total Stockholders' Equity (Deficit)     (8,459)               (3,959)

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY (DEFICIT)   $     -                  $     -

                                                          From Inception
                                                          on May 25,
                      For the Years Ended                 1967 Through
                         December 31                      December 31, 1996
          1997                   1996                   1997
1996                   1997

REVENUES     $     -               $     -               $     -
             $     -               $     -

EXPENSES          (250     )          (1,040     )          (5,896
)          (2,540     )          (9,855     )

NET INCOME (LOSS) FROM
 OPERATIONS               (250 )          (1,040     )          (5,896
)          (2,540     )          (9,855     )

LOSS FROM DISCONTINUED
 OPERATIONS          -                    -
-                    -                    (105,398     )

NET INCOME (LOSS)     $     (250     )     $     (1,040     )     $
(5,896     )     $     (2,540     )     $     (115,253     )

WEIGHTED AVERAGE
 NUMBER OF SHARES
 OUTSTANDING          1,907,984               1,907,984
1,907,984               1,907,984

NET INCOME (LOSS)
 PER SHARE     $     (0.00     )     $     (0.00     )     $     (0.00
)     $     (0.00     )

      SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
(Unaudited)
                                                       Deficit
                                                       Accumulated
                                        Additional                 During
the
              Common Stock                        Paid-in
Development
          Shares                    Amount
Capital                   Stage

Inception on May 25, 1967          -               $     -               $
-               $     -

Common stock issued for
 mining claims recorded at
 predecessor cost of $0.00
 per share          1,200,000               120,000               (120,000
)          -

Common stock issued for
 services at $0.10 per share          10,000               1,000
-                    -

Common stock issued for
 cash at approximately $0.15
 per share           697,984               69,798
34,600               -

Net income (loss) for the period
 ended December 31, 1993          -                    -
-                    (105,398     )

Balance, December 31, 1993             1,907,984
190,798               (85,400     )          (105,398     )

Net income (loss) for the year
 ended December 31, 1994          -                    -
-                    -

Balance, December 31, 1994          1,907,984
190,798               (85,400     )          (105,398     )

Net income (loss) for the year
 ended December 31, 1995          -                    -
-                    -

Balance, December 31, 1995          1,907,984
190,798               (85,400     )          (105,398     )

Net income (loss) for the year
 ended December 31, 1996          -                    -
-                    (3,959     )

Balance, December 31, 1996          1,907,984
190,798               (85,400     )          (109,357     )

Expenses paid on the Company's
 behalf by a shareholder (unaudited)          -
-                    1,396               -

Net income (loss) for the nine
 months ended September 30, 1997
 (unaudited)          -                    -
-                    (5,896     )

Balance, September 30, 1997
 (unaudited)          1,907,984          $     190,798          $
(84,004     )     $     (115,253     )
      SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)



From

Inception
                         For the                                          For
the                           on May 25,
                         Three Months Ended
Nine Months Ended                    1967 Through
                         September 30,
September 30,                      September 30,
          1997                   1996                   1997
1996                   1997

CASH FLOWS FROM
OPERATING ACTIVITIES:

  Income (loss) from operations     $     (250     )     $     (1,040
)     $     (5,896     )     $     (2,540     )     $     (115,253     )
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
  Stock issued for services           -
-                    -                    -                    1,000
  Expenses paid by a shareholder          1,396
-                    1,396               -                    1,396
  Increase (decrease) in accounts
   payable          (1,146     )          1,040
4,500               2,540               8,459

  Net Cash Provided (Used) by
   Operating Activities          -                    -
-                    -                    (104,398     )

CASH FLOWS FROM
 INVESTING ACTIVITIES:          -                    -
-                    -                    -


CASH FLOWS FROM
 FINANCING ACTIVITIES:

  Issuance of common stock
   for cash          -                    -
-                    -                    104,398

  Net Cash Provided (Used) by
   Financing Activities          -                    -
-                    -                    104,398

INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS          -                    -
-                    -                    -

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD          -                    -
-                    -                    -

CASH AND CASH EQUIVALENTS
 AT END OF PERIOD     $     -               $     -               $
-               $     -               $     -
      SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Statements of Cash Flows (Continued)
(Unaudited)



From

Inception
                         For the                                          For
the                           on May 25,
                         Three Months Ended
Nine Months Ended                    1967 Through
                         September 30,
September 30,                       September 30,
          1997                   1996                   1997
1996                   1997

Cash Paid For:

  Interest     $     -               $     -               $
-               $     -               $     -
  Income taxes     $     -               $     -               $
-               $     -               $     -

SUPPLEMENTAL SCHEDULE
 OF NONCASH FINANCING
 ACTIVITIES

Stock issued for services     $     -               $     -
$     -               $     -               $     1,000
      SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Notes to the Financial Statements
September 30, 1997 and December 31, 1996
(Unaudited)


NOTE 1 -     ORGANIZATION AND DESCRIPTION OF BUSINESS

On May 25, 1967 Silver Ramona Mining Company was incorporated under the laws of Idaho with the purpose of developing mining claims. On the date of incorporation 3,000,000 shares of $0.10 par value common stock were authorized.

Operations were never commenced due to a lack of funding and all mining claims were lost.

The Company has elected a calendar year end.

NOTE 2 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

     b. Provision for Taxes

No provision for income taxes has been made due to the inactive status of the Company.

     c. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e.  Uanudited Financial Statements

The accompanying unaudited financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal, recurring nature.
      SILVER RAMONA MINING COMPANY
(A Development Stage Company)
Notes to the Financial Statements
September 30, 1997 and December 31, 1996
(Unaudited)


NOTE 3 -     GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company is seeking a merger with an existing, operating company. In the interim, management is committed to covering all operating and other costs until a merger is completed.

NOTE 4 -      STOCK TRANSACTIONS

In July, 1967, the Board of Directors issued 1,200,000 shares of $0.10 par value common stock for mining claims. The claims were recorded at predecessor cost of $0.00 per share.

In July, 1967, the Board of Directors issued 10,000 shares of $0.10 par value common stock for services rendered during the organization of the Company. The services were valued at $0.10 per share.

On April 30, 1969, the Board of Directors initiated a public offering in which 697,984 shares of $0.10 par value common stock were sold at a gross price of $0.15 per share.


NOTE 5 -     RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 1997 a shareholder of the Company paid expenses on its behalf in the amount of $1,396. This amount was contributed by the shareholder to the capital of the Company.